UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND VII, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-19140	59-2963871
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund VII, Ltd. (“the Partnership”) identified for sale and sold its property in Columbus, Georgia. In addition, during the nine months ended September 30, 2004, the sales contract related to the property in San Antonio, Texas, owned by CNL Restaurant Investments II, in which the Partnership has an 18% interest and accounts for under the equity method, was terminated and the property is no longer identified for sale.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, CNL Mansfield Joint Venture, Duluth Joint Venture, TGIF Pittsburgh Joint Venture, CNL VII, XV Columbus Joint Venture and Arlington Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale of the property listed above as discontinued operations and the impact of the San Antonio, Texas property no longer being identified for sale during 2004 as continuing operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the gain from the sale of the property listed above as income from discontinued operations and revenues and expenses related to the San Antonio, Texas property as income from continuing operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interests in CNL Mansfield Joint Venture, Duluth Joint Venture, TGIF Pittsburgh Joint Venture, CNL VII, XV Columbus Joint Venture and Arlington Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale of properties and the reclassification to continuing operations as required by FAS 144 once a property is no longer identified for sale and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15 (a)(1), and 15 (a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property identified for sale during 2004 as discontinued operations and to reflect the property no longer identified for sale during 2004 as continuing operations and to account for the Partnership’s interests in CNL Mansfield Joint Venture, Duluth Joint Venture, TGIF Pittsburgh Joint Venture, CNL VII, XV Columbus Joint Venture and Arlington Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	3

Management’s Discussion and Analysis of Financial Condition and Results of Operation	3-10

Financial Statements and Financial Statement Schedules	11-34

Signatures	35

Item 6.	Selected Financial Data

Year ended December 31:	2003	2002	2001	2000	1999
Continuing Operations (3):
Revenues	$2,599,165	$2,467,617	$2,575,983	$2,607,178	$2,581,576
Equity in earnings of unconsolidated joint ventures	413,333	456,536	434,899	353,722	373,838
Income from continuing operations (1)	2,114,033	1,970,753	2,156,495	3,164,782	2,489,531
Discontinued Operations (3):
Revenues	207,258	269,952	96,760	89,409	89,409
Income from and gain on disposal of discontinued operations (2)	114,634	372,769	59,075	56,733	56,159
Net income	2,228,667	2,343,522	2,215,570	3,221,515	2,545,690
Income per Unit:
Continuing operations	$0.070	$0.066	$0.072	$0.105	$0.083
Discontinued operations	0.004	0.012	0.002	0.002	0.002

	$0.074	$0.078	$0.074	$0.107	$0.085

Cash distributions declared	$2,700,000	$2,700,000	$2,700,000	$2,700,000	$2,700,000
Cash distributions declared per Unit	0.090	0.090	0.090	0.090	0.090
At December 31:
Total assets	$27,625,598	$28,095,769	$28,317,612	$28,753,907	$26,288,479
Total partners’ capital	23,368,760	23,840,093	24,196,571	24,681,001	24,159,486

(1)	Income from continuing operations for the years ended December 31, 2001, 2000, and 1999, includes $382,122, $878,347, and $189,826, respectively, from gains on sale of assets. Income from continuing operations for the years ended December 31, 2002 and 2001, includes $65,755 and $279,862, respectively, from provisions for write-down of assets.

(2)	Income from and gain on disposal of discontinued operations for the year ended December 31, 2002 includes $269,791 from gain on disposal of discontinued operations.

(3)	Certain items in the prior years’ financial data have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on August 18, 1989, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $30,000 to $259,900. The majority of the leases provide for percentage rent based on sales in excess of a specified amount. In addition, the majority of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2001, 2002 and 2003, the Partnership owned 18 Properties directly and held interests in 17 Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $3,080,784, $2,990,970, and $2,744,807, for the years ended December 31, 2003, 2002, and 2001, respectively. The increase in cash from operating activities during 2003 and 2002, each as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other significant sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In January 2001, the Partnership reinvested the net sales proceeds received from the 2000 sales of two Properties in Jacksonville, Florida and the Property in Lake City, Florida in a Jack in the Box Property in Baton Rouge, Louisiana for a purchase price of approximately $1,495,700. The Partnership acquired the Property from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. The Partnership reinvested the remaining net sales proceeds in additional joint venture Properties. A portion of the transaction relating to the sales of these Properties and the reinvestment of the net sales proceeds in additional Properties qualified as a like-kind exchange transaction for federal income tax purposes.

The Partnership had a mortgage note receivable relating to a sale in 1995 of a Property in Florence, South Carolina. In February 2001, the Partnership received a balloon payment of $1,115,301 which included the outstanding principal balance and $14,419 of accrued interest. The Partnership used the majority of the net sales proceeds to acquire a Property in Lincoln, Nebraska, and a Property in Columbus, Georgia, each of which is held with affiliates of the General Partners as tenants-in-common.

In April 2001, the Partnership used a portion of the proceeds from the 2000 sale of the Property in Friendswood, Texas and a portion of the amount collected from the promissory note accepted in connection with the 1995 sale of a Property in Florence, South Carolina, to invest in a joint venture arrangement, CNL VII & XVII Lincoln Joint Venture, with CNL Income Fund XVII, Ltd., a Florida limited partnership and affiliate of the General Partners, to purchase and hold a Property in Lincoln, Nebraska for a total purchase price of $1,740,374. The joint venture acquired the Property from CNL BB Corp., an affiliate of the General Partners, who had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the joint venture. The purchase price paid represents the costs incurred by CNL BB Corp. to acquire and carry the Property. The Partnership owns a 14% interest in the profits and losses of the joint venture.

In August 2001, the Partnership used the other portion of the amount collected from the promissory note to invest in a joint venture arrangement, CNL VII, XV Columbus Joint Venture, with CNL Income Fund XV, Ltd., a Florida limited partnership and affiliate of the General Partners, to purchase and construct one restaurant Property in Columbus, Georgia. During 2001, the Partnership contributed approximately $1,025,500 to purchase land and pay for construction costs relating to the joint venture and contributed $76,700 during 2002 to complete the construction. The Partnership owns a 68.75% interest in the profits and losses of this joint venture and accounts for its interest under the consolidation method.

In November 2001, the Partnership sold its Properties in Daytona Beach and Gainesville, Florida to the tenant in accordance with the purchase option under the lease agreements and received aggregate net sales proceeds of $499,813, resulting in a gain of $184,894. In connection with the sales of the Properties, the Partnership received $396,232 in cash and accepted an uncollateralized promissory note in the amount of $103,581 related to the Property in Daytona Beach, Florida. In October 2002, the Partnership received a payment of $114,304 which included the outstanding principal balance and $10,723 of accrued interest.

In December 2001, the Partnership sold its Property in Saddlebrook, Florida to a third party and received net sales proceeds of $698,050, resulting in a gain of $74,232. The Partnership used the net sales proceeds to invest in additional joint venture Properties.

During 2002, the Partnership used the proceeds from the sale of several of its Properties in 2001 to enter into a joint venture arrangement, Arlington Joint Venture, in which the Partnership accounts for its interest under the consolidation method, with CNL Income Fund XVI, Ltd., a Florida limited partnership and an affiliate of the General Partners. The joint venture acquired a Property in Arlington, Texas at an approximate cost of $1,003,600. In addition, in June 2002, CNL Restaurant Investments II, in which the Partnership owns an 18% interest, sold its Property in Columbus, Ohio to the tenant for a sales price of approximately $1,219,600 and received net sales proceeds of approximately $1,215,700, resulting in a gain of $448,300. The joint venture used the proceeds from this sale to acquire a Property in Dallas, Texas at an approximate cost of $1,147,400. The joint ventures acquired these Properties from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. The purchase price paid by the joint ventures represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Properties. The transaction relating to the sale of the Property in Columbus, Ohio and the reinvestment of the net sales proceeds was structured to qualify as a like-kind exchange transaction for federal income tax purposes.

In June 2002, CNL Restaurant Investments II also sold its Property in Pontiac, Michigan to the tenant for a sales price of $725,000 and received net sales proceeds of approximately $722,600. The sale resulted in a loss to the joint venture of approximately $189,800. The tenant exercised its option to purchase the Property under the terms of the lease. As of December 31, 2002 the Partnership received $129,888, representing its pro rata share of the net sales proceeds as a return of capital.

In August 2002, CNL Mansfield Joint Venture, in which the Partnership accounts for its interest under the consolidation method, sold its property in Mansfield, Texas to the tenant for a sales price of $1,045,000 and received net sales proceeds of approximately $1,011,500, resulting in a gain of approximately $269,800. In September 2002, CNL Mansfield Joint Venture used the proceeds from the sale of the Property and an additional contribution of approximately $63,900 received from the Partnership to acquire a Property in Arlington, Texas from CNL Net Lease Investors, L.P. (“NLI”), a California limited partnership, at an approximate cost of $1,089,900. The sale of the Property and the reinvestment of the net sales proceeds was structured to qualify as a like-kind exchange transaction for federal income tax purposes. During 2002, and prior to the joint venture’s acquisition of this Property, CNL Financial LP Holding, LP (“CFN”), a Delaware limited partnership, and CNL Net Lease Investors GP Corp. (“GP Corp”), a Delaware corporation, purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s general partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The joint venture acquired the Property in Arlington, Texas at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the Property. Each CNL entity is an affiliate of the Partnership’s General Partners.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Under its partnership agreement, the Partnership is prohibited from borrowing for any purpose; provided, however, that the General Partners or their affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their affiliates on behalf of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $996,918 invested in cash and cash equivalents as compared to $989,165 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit and money market accounts at commercial banks. As of December 31, 2003, the average interest rate earned on rental income held in demand deposit and money market accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after payment of distributions and other liabilities, will be used to invest in additional Properties and to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because all leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operating activities remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based primarily on current and anticipated future cash from operations, the Partnership declared distributions to the Limited Partners of $2,700,000 for each of the years ended December 31, 2003, 2002, and 2001. This represents distributions of $0.090 per Unit for each of the years ended December 31, 2003, 2002, and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002, and 2001 are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $11,333 and $13,251, respectively, to affiliates for accounting and administrative services and other amounts. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities, including distributions payable, of the Partnership were $883,590 at December 31, 2003, as compared to $857,813 at December 31, 2002. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating methods. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations for the Partnership and its consolidated joint ventures were $2,477,736 for the year ended December 31, 2003 as compared to $2,365,132 during the same period of 2002. The increase in rental revenues from continuing operations was primarily attributable to the June 2002 acquisition by Arlington Joint Venture, in which the Partnership accounts for its interest under the consolidation method, of a Property in Arlington, Texas. In addition, the increase in rental revenues was partially due to the September 2002 acquisition, by Mansfield Joint Venture, of a Property in Arlington, Texas.

The Partnership also earned $91,566 in contingent rental income for the year ended December 31, 2003 as compared to $74,165 for the same period of 2002. The increase in contingent rental income during 2003 was attributable to an increase in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rent.

During the year ended December 31, 2003 and 2002, the Partnership earned $413,333 and $456,536, respectively, attributable to net income earned by unconsolidated joint ventures. Net income earned by unconsolidated joint ventures was lower in 2003 as compared to 2002 because in June 2002, CNL Restaurant Investments II Joint Venture, in which the Partnership owns an 18% interest, sold its Properties in Columbus, Ohio and Pontiac, Michigan to the tenant. The Partnership recorded its pro-rata share of the gains resulting from the sales of these Properties as equity in earnings.

During the year ended December 31, 2003, two lessees (or groups of affiliated tenants) of the Partnership and its consolidated joint venture, (i) Golden Corral Corporation, and (ii) Jack in the Box Inc. and Jack in the Box Eastern Division, L.P. (which are affiliated entities under common control of Jack in the Box Inc.) (hereinafter referred to as “Jack in the Box Inc.”), each contributed more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). As of December 31, 2003, Golden Corral Corporation was the lessee under leases relating to six restaurants, and Jack in the Box Inc. was the lessee under leases relating to four restaurants. It is anticipated that, based on the minimum rental payments required by the leases, Golden Corral Corporation and Jack in the Box Inc., each will continue to contribute more than 10% of the Partnership’s total rental revenues during 2004. In addition, during the year ended December 31, 2003, three Restaurant Chains, Golden Corral, Hardee’s and Jack in the Box, each accounted for more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). In 2004, it is anticipated that these three Restaurant Chains each will continue to account for more than 10% of the Partnership’s total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

During the years ended December 31, 2003 and 2002, the Partnership also earned $29,863 and $28,320, respectively, in interest and other income.

Operating expenses, including depreciation expense, were $600,232 for the year ended December 31, 2003 as compared to $720,353 for the same period of 2002. Operating expenses were higher during 2002 due to the fact that the Partnership recorded a provision for write-down of assets of approximately $65,800 related to the Property in Duluth, Georgia owned by Duluth Joint Venture, in which the Partnership accounts for its interest under the consolidation method. The tenant of the Property experienced financial difficulties and ceased making rental payments. The provision represented the difference between the carrying value of the Property and its estimated fair value. In addition, operating expenses were higher during 2002 due to the fact that the Partnership elected to reimburse the tenant of the Properties in El Paso, Harlingen, and Odessa, Texas for certain renovation costs.

In addition, the decrease in operating expenses during 2003, as compared to the same period of 2002, was partially due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties.

During the nine months ended September 30, 2004, the Partnership identified and sold its Property in Columbus, Georgia. The Columbus, Georgia Property is owned by CNL VII, XV Columbus Joint Venture, in which the Partnership owns a 68.75% interest and accounts for under the consolidation method. The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $166,740 during the year ended December 31, 2003, relating to this Property. During the year ended December 31, 2002, the Partnership recognized income from discontinued operations of $223,669 relating to the Property in Columbus, Georgia and the Property in Mansfield, Texas. The Mansfield, Texas Property was owned by CNL Mansfield Joint Venture, in which the Partnership owns a 79% interest and accounts for under the consolidation method. In August 2002, CNL Mansfield Joint Venture sold this Property resulting in a net gain on disposal of discontinued operations of approximately $269,800.

In October 2003, CNL Restaurant Investments II entered into negotiations with a third party to sell the Property in San Antonio, Texas. During 2004, the sales contract related to this Property was terminated. The results of operations relating to this Property are included as continuing operations in the combined, condensed financial information for the Partnership’s unconsolidated joint ventures in the accompanying notes to the financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations for the Partnership and its consolidated joint ventures were $2,365,132 for the year ended December 31, 2002 as compared to $2,394,080 during the same period of 2001. The decrease in rental revenues from continuing operations was primarily due to the sales of several of the Partnership’s Properties during 2001. The decrease in rental revenues from continuing operations was partially offset by the fact that in January 2001, the Partnership reinvested a portion of these net sales proceeds in a Property in Baton Rouge, Louisiana.

The Partnership also earned $74,165 in contingent rental income for the year ended December 31, 2002 as compared to $75,571 for the same period of 2001.

During the year ended December 31, 2002 and 2001, the Partnership earned $456,536 and $434,899, respectively, attributable to net income earned by unconsolidated joint ventures. The increase in net income earned by joint ventures during the year ended December 31, 2002, as compared to the same period of 2001, was primarily due to the fact that in June 2002, CNL Restaurant Investments II, in which the Partnership owns an 18% interest, sold its Properties in Columbus, Ohio and Pontiac, Michigan to the tenant. The Partnership recorded its pro-rata share of the gains resulting from the sales of these Properties as equity in earnings. The increase was also attributable to earnings received from a new joint venture arrangement with an affiliate of the General Partners, CNL VII & XVII Lincoln Joint Venture acquired in April 2001.

During the years ended December 31, 2002 and 2001, the Partnership also earned $28,320 and $106,332, respectively, in interest and other income. The decrease in interest and other income during 2002 was primarily due to a decrease in the average cash balance as a result of the reinvestment of sales proceeds in additional Properties through joint venture arrangements during 2002, the collection of the promissory note, as well as a decline in interest rates.

Operating expenses, including depreciation expense and provision for write-down of assets, were $720,353 for the year ended December 31, 2002 as compared to $959,311 for the same period of 2001. Operating expenses were higher during 2001 due to the fact that the Partnership recorded a provision for write-down of assets of $279,862 for the Property in Saddlebrook, Florida in June 2001. The tenant ceased restaurant operations and vacated the Property. The provision represented the difference between the carrying value of the Property and its estimated fair value at June 30, 2001. The Partnership sold this Property in December 2001.

In addition, the decrease in operating expenses during 2002, as compared to the same period of 2001, was partially due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties.

The decrease in operating expenses during 2002, as compared to the same period of 2001, was partially offset by the fact that during 2002, the Partnership elected to reimburse the tenant of the Properties in El Paso, Harlingen, and Odessa, Texas for certain renovation costs.

During 2001, the Partnership collected the outstanding balance of the mortgage note relating to the 1995 sale of the Property in Florence, South Carolina and recognized $122,996 of previously deferred gain related to the sale of the Property. The Partnership recorded the sale using the installment method, and as such, the gain was deferred and recognized as income proportionally as payments under the mortgage note were collected.

As a result of the sales of several Properties during 2001, the Partnership recognized gains totaling $382,122.

During the nine months ended September 30, 2004, the Partnership identified for sale its Property in Columbus, Georgia. The Columbus, Georgia Property is owned by CNL VII, XV Columbus Joint Venture, in which the Partnership owns a 68.75% interest and accounts for under the consolidation method. During the years ended December 31, 2002 and 2001, the Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $223,669 and $75,244 relating to the Property in Columbus, Georgia and the Property in Mansfield, Texas. The Mansfield, Texas Property was owned by CNL Mansfield Joint Venture, in which the Partnership owns a 79% interest and accounts for under the consolidation method. In August 2002, CNL Mansfield Joint Venture sold this Property resulting in a net gain on disposal of discontinued operations of approximately $269,800.

During the year ended December 31 2002, CNL Restaurant Investments II identified and sold two Properties that are reflected as discontinued operations in the combined condensed joint venture financial information presented in the footnotes to the accompanying financial statements. During 2002, CNL Restaurant Investments II sold its Property in Columbus, Ohio to the tenant and recognized a gain of approximately $448,300 and sold its Property in Pontiac, Michigan to the tenant resulting in a loss of approximately $189,800. The financial results of these Properties are reflected as discontinued operations in the condensed joint venture financial information presented in the footnotes to the accompanying financial statements. The tenants exercised their option to purchase the Properties under the terms of their respective leases and the proceeds from the sales were reinvested in additional income producing Properties.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation also may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, CNL Mansfield Joint Venture, Duluth Joint Venture, TGIF Pittsburgh Joint Venture, CNL VII, XV Columbus Joint Venture and Arlington Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund VII, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund VII, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” and effective January 1, 2001, the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1, Note 4, and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$17,872,706	$18,227,246
Net investment in direct financing leases	3,057,744	3,190,699
Investment in joint ventures	4,298,683	4,358,640
Cash and cash equivalents	996,918	989,165
Receivables	94,390	71,042
Accrued rental income	1,219,822	1,168,055
Other assets	85,335	90,922

	$27,625,598	$28,095,769

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,378	$4,814
Real estate taxes payable	3,656	4,241
Distributions payable	675,000	675,000
Due to related parties	11,333	13,251
Rents paid in advance	81,463	49,571
Deferred rental income	117,093	124,187

Total liabilities	894,923	871,064
Minority interests	3,361,915	3,384,612
Partners’ capital	23,368,760	23,840,093

	$27,625,598	$28,095,769

See accompanying notes to financial statements.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,097,124	$1,969,252	$1,958,281
Earned income from direct financing leases	380,612	395,880	435,799
Contingent rental income	91,566	74,165	75,571
Interest and other income	29,863	28,320	106,332

	2,599,165	2,467,617	2,575,983

Expenses:
General operating and administrative	231,941	238,665	276,623
Property related	18,237	91,967	79,402
State and other taxes	35,330	29,446	33,922
Depreciation	314,724	294,520	289,502
Provision for write-down of assets	—	65,755	279,862

	600,232	720,353	959,311

Income before gain on sale of assets, minority interests and equity in earnings of unconsolidated joint ventures	1,998,933	1,747,264	1,616,672
Gain on sale of assets	—	—	382,122
Minority interests	(298,233)	(233,047)	(277,198)
Equity in earnings of unconsolidated joint ventures	413,333	456,536	434,899

Income from continuing operations	2,114,033	1,970,753	2,156,495

Discontinued operations
Income from discontinued operations	166,740	223,669	75,244
Gain on disposal of discontinued operations	—	269,791	—
Minority interest	(52,106)	(120,691)	(16,169)

	114,634	372,769	59,075

Net income	$2,228,667	$2,343,522	$2,215,570

Income per limited partner unit:
Continuing operations	$0.070	$0.066	$0.072
Discontinued operations	0.004	0.012	0.002

	$0.074	$0.078	$0.074

Weighted average number of limited partner units outstanding	30,000,000	30,000,000	30,000,000

See accompanying notes to financial statements.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$229,931	$30,000,000	$(28,277,623)	$26,167,693	$(3,440,000)	$24,681,001
Distributions to limited partners ($0.090 per limited partner unit)	—	—	—	(2,700,000)	—	—	(2,700,000)
Net income	—	—	—	—	2,215,570	—	2,215,570

Balance, December 31, 2001	1,000	229,931	30,000,000	(30,977,623)	28,383,263	(3,440,000)	24,196,571
Distributions to limited partners ($0.090 per limited partner unit)	—	—	—	(2,700,000)	—	—	(2,700,000)
Net income	—	—	—	—	2,343,522	—	2,343,522

Balance, December 31, 2002	1,000	229,931	30,000,000	(33,677,623)	30,726,785	(3,440,000)	23,840,093
Distributions to limited partners ($0.090 per limited partner unit)	—	—	—	(2,700,000)	—	—	(2,700,000)
Net income	—	—	—	—	2,228,667	—	2,228,667

Balance, December 31, 2003	$1,000	$229,931	$30,000,000	$(36,377,623)	$32,955,452	$(3,440,000)	$23,368,760

See accompanying notes to financial statements.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$2,228,667	$2,343,522	$2,215,570

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	354,540	339,696	308,917
Amortization of net investment in direct financing leases	132,955	117,663	105,147
Minority interest	350,339	353,738	293,367
Gain on sale of assets	—	(269,791)	(382,122)
Provision for loss on real estate properties	—	65,755	279,862
Equity in earnings of unconsolidated joint ventures, net of distributions	59,956	61,752	28,483
Decrease (increase) in receivables	(23,394)	71,691	(53,757)
Decrease (increase) in due from related parties	46	12,922	(12,522)
Decrease in interest receivable	—	1,136	18,335
Decrease (increase) in other assets	5,586	(13,385)	10,136
Decrease in accrued rental income	(51,770)	(69,777)	(77,470)
Increase (decrease) in accounts payable and accrued expenses	979	(3,384)	(19,225)
Decrease in due to related parties	(1,918)	(24,586)	(23,305)
Increase in rents paid in advance	31,892	17,183	24,074
Increase (decrease) in deferred rental income	(7,094)	(13,165)	29,317

Total adjustments	852,117	647,448	529,237

Net cash provided by operating activities	3,080,784	2,990,970	2,744,807

Cash Flows from Investing Activities:
Additions to real estate properties with operating leases	—	(2,205,097)	(2,987,283)
Proceeds from sale of real estate properties	—	1,011,499	1,094,282
Investment in certificate of deposit	—	—	100,000
Investment in joint ventures	—	(1,320)	(243,652)
Return of capital from joint venture	—	129,888	—
Decrease in restricted cash	—	—	1,503,682
Collections on mortgage notes receivable	—	103,581	1,101,865

Net cash (used in) provided by investing activities	—	(961,449)	568,894

Cash Flows from Financing Activities:
Distributions to limited partners	(2,700,000)	(2,700,000)	(2,700,000)
Distributions to holders of minority interest	(373,031)	(362,170)	(318,149)
Contributions from holders of minority interest	—	262,621	466,120
Purchase of portion of minority interest	—	—	(500,019)

Net cash used in financing activities	(3,073,031)	(2,799,549)	(3,052,048)

Net increase (decrease) in cash and cash equivalents	7,753	(770,028)	261,653
Cash and cash equivalents at beginning of year	989,165	1,759,193	1,497,540

Cash and cash equivalents at end of year	$996,918	$989,165	$1,759,193

See accompanying notes to financial statements.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Financing Activities:
Promissory note accepted in exchange for sale of land and building	$—	$—	$103,581

Distributions declared and unpaid at December 31	$675,000	$675,000	$675,000

See accompanying notes to financial statements.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business - CNL Income Fund VII, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting - The Partnership records the acquisitions of real estate properties at cost, including acquisition and closing costs. Real estate properties are leased to third parties generally on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001 tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $259,700, $274,800 and $264,900, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method - Property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method - Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portion of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

Substantially all leases are for 10 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures - The Partnership accounts for its 83.3% interest in San Antonio #849 Joint Venture, its 79% interest in CNL Mansfield Joint Venture, its 56% interest in Duluth Joint Venture, its 36.88 % interest in TGIF Pittsburgh Joint Venture, its 68.75% interest in CNL VII, XV Columbus Joint Venture and its 79% interest in Arlington Joint Venture, using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in the Partnership’s consolidated joint ventures. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in CNL Restaurant Investments II, Des Moines Real Estate Joint Venture, CNL VII & XVII Lincoln Joint Venture and the property in Smithfield North Carolina, the property in Miami, Florida and the property in Montgomery, Alabama, each held as tenants-in-common with affiliates, are accounted for using the equity method.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property. Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Use of Estimates - The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification - Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassification had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 - Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a

CNL INCOME FUND VII, LTD

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

During 2002, CNL Mansfield Joint Venture, in which the Partnership owns a 79% interest and accounts for under the consolidation method, used the proceeds from the sale of its property in Mansfield, Texas to acquire a property in Arlington, Texas from CNL Net Lease Investors, L.P., at an approximate cost of $1,089,900. CNL Net Lease Investors, L.P. is an affiliate of the general partners. In addition, Arlington Joint Venture, in which the Partnership owns a 79% interest and accounts for under the consolidation method, acquired another property in Arlington, Texas.

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$10,146,839	$10,146,839
Buildings	10,635,685	10,635,685

	20,782,524	20,782,524
Less accumulated depreciation	(2,909,818)	(2,555,278)

	$17,872,706	$18,227,246

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	2,252,384
2005	1,975,228
2006	1,791,479
2007	1,770,848
2008	1,694,530
Thereafter	12,847,358

$22,331,827

CNL INCOME FUND VII, LTD

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$4,595,688	$5,109,256
Estimated residual values	1,079,959	1,079,959
Less unearned income	(2,617,903)	(2,998,516)

Net investment in direct financing leases	$3,057,744	$3,190,699

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	513,568
2005	513,568
2006	513,568
2007	513,568
2008	513,568
Thereafter	2,027,848

$4,595,688

4.	Discontinued Operations

In August 2004, CNL VII, XV Columbus Joint Venture, in which the Partnership owns a 68.75% interest and accounts for under the consolidation method, entered into an agreement with a third party to sell its property in Columbus, Georgia.

The following presents the operating results of the discontinued operations for this property.

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$207,258	$269,952	$96,760
Expenses	(40,518)	(46,283)	(21,516)

Income from discontinued operations	$166,740	$223,669	$75,244

In May 2002, CNL Mansfield Joint Venture, in which the Partnership owns a 79% interest and accounts for under the consolidation method, entered into negotiations with the tenant to sell the property in Mansfield, Texas. In August 2002, the joint venture sold the property to the tenant for a sales price of $1,045,000 and received net sales proceeds of approximately $1,011,500, resulting in a gain of approximately $269,800.

CNL INCOME FUND VII, LTD

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Investment in Joint Ventures

The Partnership has an 18% interest, a 4.79% interest, and a 14% interest in the profits and losses of CNL Restaurant Investments II, Des Moines Real Estate Joint Venture, and CNL VII & XVII Lincoln Joint Venture, respectively. The remaining interests in these joint ventures are held by affiliates of the Partnership which have the same general partners. The Partnership also has a 53% interest in a property in Smithfield, North Carolina, with an affiliate of the general partners, as tenants-in-common, a 35.64% interest in a property in Miami, Florida, with affiliates of the general partners, as tenants-in-common, a 71% interest in a property in Montgomery, Alabama, with an affiliate of the general partners, as tenants-in-common and a 43% interest in a property in Colorado Springs, Colorado, with an affiliate of the general partners, as tenants-in-common. Amounts relating to its investment are included in investment in joint ventures.

In June 2002, CNL Restaurant Investments II, in which the Partnership owns an 18% interest, sold its property in Columbus, Ohio to the tenant for a sales price of approximately $1,219,600 and received net sales proceeds of approximately $1,215,700, resulting in a gain of $448,300. In addition, in June 2002, CNL Restaurant Investments II sold its property in Pontiac, Michigan to the tenant for a sales price of $725,000 and received net sales proceeds of approximately $722,600, resulting in a loss of $189,800. The tenants exercised their option to purchase the properties under the terms of their respective leases. The Partnership received $129,888 as a return of capital from the net sales proceeds, and used approximately $63,900 towards the purchase of a property in Arlington, Texas. The joint venture used the proceeds from the sale of the property in Columbus, Ohio to acquire a property in Dallas, Texas at an approximate cost of $1,147,400. The joint venture acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners.

In addition, in June 2002, the Partnership used a portion of the net sales proceeds from the 2001 sale of its properties in Saddlebrook, Gainesville and Daytona Beach, Florida to enter into a joint venture arrangement, Arlington Joint Venture, with CNL Income Fund XVI, Ltd., an affiliate of the general partners, to hold one restaurant property. The joint venture acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners.

In October 2003, CNL Restaurant Investments II, in which the Partnership owns an 18% interest, entered into negotiations with a third party to sell the property in San Antonio, Texas. As a result, the joint venture reclassified the assets relating to this property from land and building on operating leases to real estate held for sale. The property was recorded at the lower of its carrying amount or fair value less cost to sell. In addition, the joint venture stopped recording depreciation upon identifying the property as held for sale. In 2004, the contract for the sale of the property in San Antonio, Texas was terminated. The financial results for this property are included with income from continuing operations in the condensed financial information presented below.

The financial results for the Columbus, Ohio and Pontiac, Michigan properties are reflected as discontinued operations in the condensed financial information presented below.

As of December 31, 2003, CNL Restaurant Investments II owns five properties. Des Moines Joint Venture and CNL VII & XVII Lincoln Joint Venture, each own one property. In addition, the Partnership and affiliates, in four separate tenancy in common arrangements, each own one property.

CNL INCOME FUND VII, LTD

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Investment in Joint Ventures - Continued

The following presents the combined, condensed financial information for the Partnership’s investments in joint ventures and properties held as tenants-in-common with affiliates at:

	December 31,
	2003	2002
Real estate properties with operating leases, net	$11,137,532	$11,413,676
Net investment in direct financing leases	883,215	897,469
Real estate held for sale	724,380	739,968
Cash	71,961	35,895
Accrued rental income	338,964	299,598
Other assets	—	391
Liabilities	42,836	12,002
Partners’ capital	13,113,216	13,374,995

	Years ended December 31,
	2003	2002	2001
Continuing Operations:
Revenues	$1,575,565	$1,500,384	$1,572,325
Expenses	(300,809)	(307,117)	(308,111)

Income from continuing operations	1,274,756	1,193,267	1,264,214

Discontinued Operations:
Revenues	—	104,667	111,527
Expenses	—	(20,608)	(27,236)
Gain on disposal of assets	—	258,504	—

Income from discontinued operations	—	342,563	84,291

Net income	$1,274,756	$1,535,830	$1,348,505

The Partnership recognized income totaling $413,333, $456,536, and $434,899 for the years ended December 31, 2003, 2002, and 2001, respectively, from these joint ventures and the properties held as tenants in common with affiliates.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, CNL Mansfield Joint Venture, Duluth Joint Venture, TGIF Pittsburgh Joint Venture, CNL VII, XV Columbus Joint Venture and Arlington Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

CNL INCOME FUND VII, LTD

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions

From inception through December 31, 1999, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99 percent to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99 percent to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their 10% Preferred Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95 percent to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property not in liquidation of the Partnership was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95 percent to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95 percent to the limited partners and five percent to the general partners.

Effective January 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distribution during the years ended December 31, 2003, 2002 and 2001.

During each of the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $2,700,000. No distributions have been made to the general partners to date.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$2,228,667	$2,343,522	$2,215,570
Effect of timing differences relating to depreciation	72,422	(9,882)	(24,604)
Effect of timing differences relating to amortization	(80,353)	(1,124)	(890)
Effect of timing differences relating to gains/losses on property sales	—	—	109,317
Provision for loss on assets	—	65,755	279,862
Direct financing leases recorded as operating leases for tax reporting purposes	132,955	117,661	105,147
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	6,194	(90,317)	(36,870)
Accrued rental income	(51,770)	(83,080)	(77,470)
Deferred rental income	(7,107)	(13,165)	(5,816)
Rents paid in advance	31,891	6,382	59,706
Effect of timing differences relating to minority interest	27,894	(190,125)	33,782
Effect of timing differences relating to allowance for doubtful accounts	—	—	(504)
Other	(307)	—	—

Net income for federal income tax purposes	$2,360,486	$2,145,627	$2,657,230

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

In connection therewith, the Partnership has agreed to pay the Advisor an annual, noncumulative, subordinated management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures and the properties held as tenants-in-common with affiliates, but not in excess of competitive fees for comparable services. These fees will be incurred and will be payable only after the limited partners receive their 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners have not received their 10% Preferred Return in any particular year, no management fee will be due or payable for such year. As a result of such threshold, no management fees were incurred during the years ended December 31, 2003, 2002, and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees were incurred for the years ended December 31, 2003, 2002, and 2001.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s advisor and its affiliates provided accounting and administrative services to the Partnership. The Partnership incurred $136,203, $167,671, and $173,957 for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

In June 2002, the Partnership and CNL Income Fund XVI, Ltd. through a joint venture arrangement, Arlington Joint Venture, acquired a property, in Arlington, Texas, from CNL Funding 2001-A, LP, for a purchase price of approximately $1,003,600. In addition, in June 2002, CNL Restaurant Investments II Joint Venture acquired a property in Dallas, Texas from CNL Funding 2001-A, LP for a purchase price of approximately $1,147,400. CNL Funding 2001-A, LP is an affiliate of the general partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the joint ventures. The purchase price paid by the joint ventures represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the properties.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions - Continued

In September 2002, CNL Mansfield Joint Venture acquired a property in Arlington, Texas from CNL Net Lease Investors, L.P. (“NLI”), at an approximate cost of $1,089,900. During 2002, and prior to the joint venture’s acquisition of this property, CNL Financial LP Holding, LP (“CFN”) and CNL Net Lease Investors GP Corp. (“GP Corp”) purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s general partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The joint venture acquired the property in Arlington, Texas at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the property. Each CNL entity is an affiliate of the Partnership’s general partners.

The amounts due to related parties totaled $11,333 and $13,251 at December 31, 2003 and 2002, respectively.

9.	Concentration of Credit Risk

The following schedule presents total rental revenues and mortgage interest income from individual lessees, or affiliated groups of lessees, each representing more than 10% of the Partnership’s total rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of the total rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corporation	$789,309	$766,789	$763,975
Jack in the Box Inc.	407,261	385,825	368,766

In addition, the following schedule presents total rental revenues and mortgage interest income from individual restaurant chains, each representing more than 10% of the Partnership’s total rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$789,309	$766,789	$763,975
Jack in the Box	407,261	385,825	368,766
Hardees	403,536	415,447	426,841

The information denoted by N/A indicates that for each period presented, the tenant or restaurant chain did not represent more than 10% of the Partnership’s total rental revenues and mortgage interest income.

Although the Partnership’s properties have some geographic diversity in the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than 10% of the Partnership’s revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$620,855	$621,174	$645,597	$711,539	$2,599,165
Equity in earnings of unconsolidated joint ventures	103,899	103,029	101,823	104,582	413,333
Income from continuing operations	463,851	510,625	528,046	611,511	2,114,033
Discontinued Operations (1):
Revenues	51,815	51,815	51,815	51,813	207,258
Income (loss) from discontinued operations	28,748	28,531	28,610	28,745	114,634
Net Income	492,599	539,156	556,656	640,256	2,228,667
Income (Loss) per limited partner unit:
Continuing operations	$0.015	$0.017	$0.018	$0.020	$0.070
Discontinued operations	0.001	0.001	0.001	0.001	0.004

	$0.016	$0.018	$0.019	$0.021	$0.074

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$530,758	$559,180	$698,903	$678,776	$2,467,617
Equity in earnings of unconsolidated joint ventures	101,478	148,345	105,144	101,569	456,536
Income from continuing operations	407,402	489,425	501,299	572,627	1,970,753
Discontinued Operations (1):
Revenues	74,339	74,155	70,299	51,159	269,952
Income from and gain on disposal of discontinued operations	42,958	45,153	256,388	28,270	372,769
Net Income	450,360	534,578	757,687	600,897	2,343,522
Income per limited partner unit:
Continuing operations	$0.014	$0.016	$0.017	$0.019	$0.066
Discontinued operations	0.001	0.002	0.008	0.001	0.012

	$0.015	$0.018	$0.025	$0.020	$0.078

(1)	Certain items in the quarterly financial data have been reclassified to conform to 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1. Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2. Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

				Costs Capitalized Subsequent To Acquisition										Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Initial Cost				Net Cost Basis at Which Carried at Close of Period (c)
		Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total	Accumulated Depreciation		Date of Con- struction	Date Acquired
Properties the Partnership has Invested in Under Operating Leases:
Burger King Restaurants:
Jefferson City, Tennessee	—	$216,633	$546,967	—	—	$216,633	$546,967		$763,600	$247,755		1988	01/90	(b	)
Sierra Vista, Arizona	—	421,170	—	—	—	421,170	(e	)	421,170	—		1990	06/90	(d	)
Checkers Drive-In Restaurant:
Winter Springs, Florida	—	397,536	—	—	—	397,536	—		397,536	(f	)	—	07/94	(f	)
Mama Fu’s Noodle House Restaurant:
Marietta, Georgia	—	534,421	507,133	—	—	534,421	507,133		1,041,554	121,198		1994	10/96	(b	)
Golden Corral Buffet and Grill Restaurants:
Odessa, Texas	—	502,364	815,831	—	—	502,364	815,831		1,318,195	374,162		1990	03/90	(b	)
Midland, Texas	—	481,748	857,185	—	—	481,748	857,185		1,338,933	392,582		1990	04/90	(b	)
El Paso, Texas	—	745,506	—	802,132	—	745,506	802,132		1,547,638	355,207		1990	05/90	(b	)
Harlingen, Texas	—	503,799	—	890,878	—	503,799	890,878		1,394,677	396,953		1990	06/90	(b	)
Hardee’s Restaurants:
Akron, Ohio	—	198,086	—	—	—	198,086	(e	)	198,086	—		1990	11/90	(d	)
Dalton, Ohio	—	180,556	—	—	—	180,556	(e	)	180,556	—		1990	11/90	(d	)
Minerva, Ohio	—	143,775	—	—	—	143,775	(e	)	143,775	—		1990	11/90	(d	)
Orrville, Ohio	—	176,169	—	—	—	176,169	(e	)	176,169	—		1990	11/90	(d	)
Seville, Ohio	—	245,648	—	—	—	245,648	(e	)	245,648	—		1990	11/90	(d	)
Clinton, Tennessee	—	295,861	—	—	—	295,861	(e	)	295,861	—		1992	09/92	(d	)
Jack in the Box Restaurants:
Baton Rouge, Lousianna	—	562,533	933,167	—	—	562,533	933,167		1,495,700	93,315		2000	01/01	(b	)
San Antonio, Texas	—	525,720	—	381,591	—	525,720	381,591		907,311	170,828		1990	05/90	(b	)
Arlington, Texas	—	409,795	680,085	—	—	409,795	680,085		1,089,880	32,743		1995	09/02	(b	)
KFC Restaurant:
Arcadia, Florida	—	175,020	333,759	—	—	175,020	333,759		508,779	149,139		1985	08/90	(b	)
Rally’s Restaurant:
Toledo, Ohio	—	281,880	196,608	47,002	—	281,880	243,610		525,490	105,501		1990	01/91	(b	)
Roadhouse Grill Restaurant:
Duluth, Georgia	—	1,078,469	—	—	—	1,078,469	(f	)	1,078,469	(g	)	1999	12/99	(g	)
Sonny’s Bar-B-Q Restaurant:
Columbus, Georgia	—	408,880	1,194,307	—	—	408,880	1,194,307		1,603,187	82,944		2001	12/01	(b	)
TGI Friday’s Restaurant:
Homestead, Pennsylvania	—	1,036,297	1,499,296	—	—	1,036,297	1,499,296		2,535,593	179,224		2000	06/00	(b	)
Taco Cabana Restaurant:
Arlington, Texas	—	456,544	547,070	—	—	456,544	547,070		1,003,614	28,878		1997	06/02	(b	)
Taco Bell Restaurant:
Detroit, Michigan	—	168,429	—	402,674	—	168,429	402,674		571,103	179,389		1990	06/90	(b	)

		$10,146,839	$8,111,408	$2,524,277	—	$10,146,839	$10,635,685		$20,782,524	$2,909,818

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

				Costs Capitalized Subsequent To Acquisition		Net Cost Basis at Which Carried at Close of Period (c)									Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Initial Cost
		Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total		Accumulated Depreciation		Date of Con- struction	Date Acquired
Properties the Partnership has Invested in Under Direct Financing Leases:
Burger King Restaurant:
Sierra Vista, Arizona	—	—	—	$333,212	—	—	(e	)	(e	)	(d	)	1990	06/90	(d	)
Hardee’s Restaurants:
Akron, Ohio	—	—	540,215	—	—	—	(e	)	(e	)	(d	)	1990	11/90	(d	)
Dalton, Ohio	—	—	490,656	—	—	—	(e	)	(e	)	(d	)	1990	11/90	(d	)
Minerva, Ohio	—	—	436,663	—	—	—	(e	)	(e	)	(d	)	1990	11/90	(d	)
Orrville, Ohio	—	—	446,337	—	—	—	(e	)	(e	)	(d	)	1990	11/90	(d	)
Seville, Ohio	—	—	487,630	—	—	—	(e	)	(e	)	(d	)	1990	11/90	(d	)
Clinton, Tennessee	—	—	338,216	—	—	—	(e	)	(e	)	(d	)	1992	09/92	(d	)
Roadhouse Grill Restaurant:
Duluth, Georgia	—	—	865,185	—	—	—	(e	)	(e	)	(d	)	1999	12/99	(d	)

		—	$3,604,902	$333,212	—

CNL INCOME FUND VII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$17,136,662	$2,240,597
Acquisitions	3,098,887	—
Dispositions	(1,546,519)	(333,933)
Depreciation expense	—	308,917

Balance, December 31, 2001	18,689,030	2,215,581
Acquisitions	2,093,494	—
Depreciation expense	—	339,697

Balance, December 31, 2002	20,782,524	2,555,278
Depreciation expense	—	354,540

Balance, December 31, 2003	$20,782,524	$2,909,818

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Properties owned by the consolidated joint ventures was $ 23,979,836 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in the net investment in direct financing leases; therefore, depreciation is not applicable.

(e)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(f)	The building portion of this Property is owned by the tenant; therefore, depreciation is not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND VII, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE President and Chief Executive Officer